                                                                 Exhibit 10.3

                 EMPLOYMENT EXTENSION AND SEPARATION AGREEMENT

                  Robert G. Rogers, having been a valued and trusted employee and friend of the Pennsylvania Real Estate Investment Trust ("PREIT") for 25 years, and having received notice of the termination of his employment contract with PREIT effective September 30, 1997, and Mr. Rogers and PREIT desiring to extend the employment relationship through December 31, 1997 on new terms and to enter into a separation agreement, both parties hereby state their agreement as follows:

                  1. Mr. Rogers' regular daily duties will conclude September 30, 1997, although he will continue employment at his current rate of pay, benefits, and other compensation through December 31, 1997. During such period, Mr. Rogers will be available on an "as needed" basis via phone, or will come into the office at reasonable times should his presence be required for meetings or other matters. Thereafter, Mr. Rogers will make himself available for business consulting up to three times per month in the period January 1, 1998 through March 31, 1998 for no additional compensation (though with his reasonable expenses to be reimbursed by PREIT). For any business consulting in excess of three times in a month during the January 1 through March 31 period, and for any business consulting after March 31, 1998, Mr. Rogers will be compensated at a rate of $750 per day or any part thereof. For purposes of this Agreement, "business consulting" shall mean work rendered by Mr. Rogers on the premises of PREIT or at another location away from his home to which PREIT asks him to go; "business consulting" shall not include occasional phone calls from PREIT to Mr. Rogers at his home.

                  It is also agreed that Mr. Rogers will arrange to be available to meet with PREIT's attorneys and to submit to deposition in the pending Berman and Tyson litigation involving PREIT at no additional compensation (though with his reasonable expenses to be reimbursed by PREIT) through December 31, 1999. For any litigation assistance rendered by Mr. Rogers after 1999, and for any litigation assistance rendered by Mr. Rogers after March 31, 1998 on matters not involving the Berman or Tyson litigation, he will be compensated at a rate of $750 per day or any part thereof, provided that he will not be paid for the same day for both litigation assistance and business consulting.

                  For any business consulting or litigation assistance rendered by Mr. Rogers after December 31, 1997, Mr. Rogers will be considered an independent contractor of PREIT for such work.

                  2. In addition to the above compensation, PREIT shall pay to Mr. Rogers $50,000 on January 2, 1998 (with such payment to be delivered or posted by Federal Express to a mailing address to be supplied), and there shall be two additional payments of $25,000 each to be made in similar fashion on or before December 26, 1998 and the second on or before December 26, 1999. It is understood that payments referred to in this paragraph are subject to normal income withholding taxes, but no other deductions.

                  3. PREIT will promptly reimburse Mr. Rogers and his spouse, Rinda, for the cost of maintaining medical insurance coverage for the balance of their natural lives. The amount to be reimbursed will be the lesser of (i) the cost of the actual medical insurance they purchase, or (ii) the sum of the premium for Medicare Part B plus the premium for Plan J sponsored by the American Association of Retired Persons (whether or not such plans are actually purchased) as those premiums may be changed from time to time and subject to the adjustments set forth below. (Mrs. Rogers is not presently eligible for Medicare coverage.)

                  If Part B and/or Plan J are unavailable, the maximum monthly amount to be reimbursed will be adjusted by multiplying the monthly cost on the last date before such non-availability by a fraction, the numerator of which shall be the Consumer Price Index, Medical Care Expenditure Class on the date on which reimbursement is required and the denominator of which shall be the same Index on the date before such nonavailability.

                  By way of example:

         Medicare Part B Premium in December, 2000                        $ 70

         Plan J Premium in December, 2000                                  200

         Total Monthly Maximum Reimbursement
                  Per Person                                               270

         Times two                                                         540

         The Plans are discontinued in December, 2000; what is the Maximum Reimbursement for January, 2002?

         Consumer Price Index, Medical Care Expenditure
                  Class (denominator): 125 in December 2000

         Consumer Price Index, Medical Care Expenditure
                  Class, December, 2001 (numerator):  130

         Maximum Monthly Reimbursement January, 2002 =
                  $561.60 ($540 x 130/125)

         In December, 2002, the Consumer Price Index,

                  Medical Care Expenditure Class, increases to 135. In January, 2003 the Maximum
                  Reimbursement would become $583.20 ($540 x 135/125).

                  The reimbursements shall be made in monthly payments, the first of which will be on January 15th, 1998 and will continue until notification by Mr. Rogers of any changes required. Upon the death of Mr. Rogers or his spouse, the reimbursement described above shall be reduced accordingly. The reimbursement shall end with the month in which occurs the death of the surviving spouse.


                  4. PREIT hereby agrees to vest immediately all options which have previously been granted to Mr. Rogers by PREIT and have not yet vested, and to extend the period for exercise of all such options that have not as of this date been exercised, regardless of their nature or classification, including those issued pursuant to the PREIT 1990 Incentive and Nonqualified Stock Option Plan, as amended and restated in 1997; provided, that the shareholders of PREIT approve such amendment and restatement. Mr. Rogers, or his estate in the event of his death, may exercise such options, at the purchase price described at the time of their grant, on or before June 30, 2000.

                  The options referred to herein shall include 9,500 referred to in correspondence from PREIT dated January 18, 1991 (3,000 options of the 12,500 referred to in that correspondence having previously been exercised), 12,500 options referred to in correspondence dated December 16, 1992, 15,000 options referred to in correspondence dated December 15, 1993, 10,000 options referred to in correspondence dated December 22, 1994, and 5,000 options referred to in correspondence dated January 3, 1996. This listing is not intended to exclude any options issued, but not listed herein.

                  5. It is acknowledged and agreed that PREIT will take no action to prevent the trustees of the rabbi trust associated with Mr. Rogers' supplemental retirement plan from making the distributions as required and intended heretofore during the existence of PREIT, provided that PREIT does not become "Insolvent" (as defined in the applicable trust agreement).

                  6. Beginning on or after January 2, 1998, Mr. Rogers shall be free to work in an enterprise for himself or with or for others of any nature whatsoever and by way of example such endeavors may include investment in real estate.

                  7. Based upon the consideration described above, both parties waive and release the other, their shareholders, directors, trustees, agents, successors and assigns (the "Released Parties") from all claims, actions, suits and grievances and restrictions, whether known or unknown, from the beginning of the world to the date of this agreement, including, without limitation of the foregoing general release, any and all claims against the Released Parties related to Mr. Rogers' employment by PREIT to date, and any and all claims arising from any alleged violation to date by the Released Parties of the Age Discrimination in Employment Act (the "ADEA"), 29 U.S.C. ss.621 et seq., claims arising to date from any alleged violation by the Released Parties of the Pennsylvania Human Relations Act, 43 P.S. ss.951, et seq., and claims arising to date from any other federal, state, or local statutes, ordinances, or common law principles (collectively, the "Employment Claims"). Nothing in this Agreement is intended to, nor shall it be deemed to, constitute a waiver or release of any claim under the ADEA arising after this Agreement is executed by Mr. Rogers. However, Mr. Rogers agrees that, prior to the payment of the amounts described in Paragraph 2 above and as consideration for such payment, he will enter into a separate release, in substantially the form attached hereto as Exhibit A, in which he will discharge the Released Parties from any and all Employment Claims against the Released Parties related to his employment by PREIT or the termination of such relationship. PREIT will not pay the amounts described in Paragraph 2 above unless Mr. Rogers enters into such a separate release.

                  8. All persons dealing with PREIT must look solely to PREIT property for the enforcement of any claims against PREIT, as neither the Trustees, officers, agents or shareholders of PREIT assume any personal liability for obligations entered into by PREIT by reason of their status as said Trustee, officer, agent or shareholder.

                  9. Mr. Rogers shall not at any time (other than in the good faith performance of his services to PREIT) disclose to anyone other than employees of PREIT or its affiliates (the "Companies") any trade secrets or other information confidential to the business of the Companies.

                  10. Any breach of this agreement shall be resolved by arbitration before a single arbitrator selected from one panel of 11 arbitrators supplied by the American Arbitration Association. If the parties do not mutually agree to an arbitrator from the panel, the parties shall each list arbitrators in order of preference and the Association shall designate the arbitrator highest on both parties listing preference. If one party fails to timely submit a preference, the Association shall designate an arbitrator from the sole party submitting a listing of order of preference. An arbitrator shall be selected within 30 days of request for arbitration to the AAA, and a hearing shall be held at the earliest possible date available to the arbitrator (although with at least two weeks' notice) regardless of the then existing schedules of the parties. The award of the arbitrator will be final and binding and the cost of the arbitrator shall be paid by the losing party.

Agreed to:/s/ Jonathan B. Weller               Agreed to:/s/ Robert G. Rogers
          -----------------------------                  ----------------------
          Pennsylvania Real Estate                       Robert G. Rogers
          Investment Trust
          TRUSTEE


DATED:  October 1, 1997                        DATED: October 3, 1997
      ----------------------------------             --------------------------

                                   EXHIBIT A

                                GENERAL RELEASE

                  THIS GENERAL RELEASE is entered into this _______ day of _________, 199_, by and between Robert G. Rogers ("Executive") and the Pennsylvania Real Estate Investment Trust (the "Trust").

                  WHEREAS, Executive has been employed by the Trust pursuant to an Employment Extension and Separation Agreement dated ______________ (the "EES Agreement") from a date on or before ________________________ to the date of this General Release (the "Release"), and Executive and the Trust desire to settle fully and finally all differences, claims, and potential claims arising out of the EES Agreement or out of the predecessor Amended and Restated Employment Agreement, dated October 1, 1990, as amended July 12, 1993, or out of Executive's course of employment by the Trust;

                  NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound hereby, Executive and the Trust AGREE as follows:

                  1. Release. In consideration of the payment by the Trust to Executive set forth in paragraph 2 of the EES Agreement (which payment Executive acknowledges that he is not otherwise entitled to receive), Executive hereby irrevocably and unconditionally remises, releases, and forever discharges the Trust and each of the Trust's owners, stockholders, agents, trustees, directors, officers, employees, representatives, attorneys, divisions, parents, subsidiaries, affiliates (and agents, trustees, directors, officers, employees, representatives, and attorneys of such divisions, parents, subsidiaries, and affiliates), and it and their predecessors, successors, heirs, executors, administrators, and assigns, and all persons acting by, through, under, or in concert with any of them (collectively, the "Released Parties"), of and from any and all actions, causes of action, suits, debts, contracts, charges, and expenses (including attorney's fees and costs), of any nature whatsoever, arising to the date hereof, asserted or unasserted, known or unknown, which he ever had, now has, or hereafter may have, against the Released Parties, to the date of this Agreement, including without limitation of the foregoing general terms, any and all claims against the Released Parties related to Executive's employment by the Trust or the termination of such relationship, and any and all claims arising from any alleged violation by the Released Parties of the Age Discrimination in Employment Act (the "ADEA"), 29 U.S.C. ss.621 et seq., claims arising from any alleged violation by the Released Parties of the Pennsylvania Human Relations Act, 43 P.S. ss.951, et seq., and the New Jersey Law Against Discrimination, 10 N.J.S.A. ss.951, et seq., and any other federal, state, or local statutes, ordinances, or common law principles. However, nothing in this Agreement is intended to, nor shall it be deemed to, constitute a waiver or release of any claim under the ADEA arising after this Agreement is executed by Executive.

                  2. Covenant Not To Sue. In exchange for the consideration described in paragraph 1 above, Executive also hereby covenants and agrees never to institute a claim against or to sue the Released Parties concerning any potential claim described in paragraph 1 above. If Executive violates this Agreement by filing such a claim against or suing any of the Released Parties, Executive agrees to pay all costs and expenses of defending against the suit incurred by such Released Parties, including reasonable attorney's fees.

                  3. Time Allowed to Review Agreement; Advice of Attorney. Executive acknowledges that he has carefully read and fully understands all of the provisions and effects of this Agreement; that the Trust has advised him in writing to consult and thoroughly discuss all aspects of this Agreement with an attorney; that the Trust has provided him with no fewer than 21 calendar days to consider this Agreement before executing it; that he is voluntarily entering into this Agreement; and that neither the Trust nor its agents or attorneys made any representations or promises concerning the terms or effects of this Agreement other than those contained herein and in the explanatory letter to Executive dated _________ __, 199_ which is incorporated by reference herein.

                  4. Right to Revoke. This Agreement will become binding, irrevocable, and enforceable seven calendar days after it has been executed by Executive. Executive has the right to revoke this Agreement, by giving written notice of his intent to do so to the President of the Trust, at any time during that seven-calendar-day period. Executive is not obligated to sign this Agreement, and refusal to do so will not jeopardize Executive's right to benefits to which Executive is already entitled.

                  5. Other Representations. Executive hereby acknowledges that neither the Trust nor its agents or employees made any representations or promises concerning the terms or effects of this Agreement other than those contained in this Agreement.

                  6. Applicable Law. This Agreement is made and entered into in the Commonwealth of Pennsylvania, and shall in all respects be interpreted, enforced, and governed under the laws of said Commonwealth, to the extent not preempted by federal law. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

                  7. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereto.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, AND BARS FUTURE LEGAL ACTION AGAINST THE TRUST BY EXECUTIVE.

                               *  *  *  *  *

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, Executive and the Trust have executed the foregoing Agreement.

                  Executed this ______ day of _________, 199_.


------------------------------------   ----------------------------------------
               Witness                                Executive



Attest:                                PENNSYLVANIA REAL ESTATE
                                       INVESTMENT TRUST



                                       By:
------------------------------------      ------------------------------------

                                       3